77M Mergers

Liberty Asset Allocation Fund, Variable Series
On February 19, 2003, the shareholders of Galaxy VIP Asset Allocation Fund approved an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Galaxy VIP Asset Allocation Fund to, and the assumption of all of the liabilities of the Galaxy VIP Asset Allocation Fund by, the Stein Roe Balanced Fund, Variable Series, in exchange for shares of the Stein Roe Balanced Fund, Variable Series, and the distribution of such shares to the shareholders of the Galaxy VIP Asset Allocation Fund in complete liquidation of the Galaxy VIP Asset Allocation Fund; (ii) the de-registration of The Galaxy VIP Fund as an investment company under the Investment Company Act of 1940, as amended, and (iii) The Galaxy VIP Fund's termination as a Massachusetts business trust under Massachusetts law. The merger took place on April 14, 2003.

Liberty Small Company Growth Fund, Variable Series
On February 19, 2003, the shareholders of Galaxy VIP Small Company Growth Fund approved an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Galaxy VIP Small Company Growth Fund to, and the assumption of all of the liabilities of the Galaxy VIP Small Company Growth Fund by, the Liberty Small Company Growth Fund, Variable Series (formerly Stein Roe Small Company Growth Fund, Variable Series), in exchange for shares of the Stein Roe Small Company Growth Fund, Variable Series, and the distribution of such shares to the shareholders of the Galaxy VIP Small Company Growth Fund in complete liquidation of the Galaxy VIP Small Company Growth Fund; (ii) the de-registration of The Galaxy VIP Fund as an investment company under the Investment Company Act of 1940, as amended, and (iii) The Galaxy VIP Fund's termination as a Massachusetts business trust under Massachusetts law. The merger took place on April 14, 2003.


Liberty Federal Securities Fund, Variable Series
On February 19, 2003, the shareholders of Galaxy VIP Quality Plus Bond Fund approved an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Galaxy VIP Quality Plus Bond Fund to, and the assumption of all of the liabilities of the Galaxy VIP Quality Plus Bond Fund by, the Liberty Federal Securities Fund, Variable Series, in exchange for shares of the Liberty Federal Securities Fund, Variable Series, and the distribution of such shares to the shareholders of the Galaxy VIP Quality Plus Bond Fund in complete liquidation of the Galaxy VIP Quality Plus Bond Fund; (ii) the de-registration of The Galaxy VIP Fund as an investment company under the Investment Company Act of 1940, as amended, and (iii) The Galaxy VIP Fund's termination as a Massachusetts business trust under Massachusetts law. The merger took place on April 14, 2003.

Liberty Money Market Fund, Variable Series
To approve an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Galaxy VIP Money Market Fund to, and the assumption of all of the liabilities of the Galaxy VIP Money Market Fund by, the Liberty Money Market Fund (formerly Stein Roe Money Market Fund, Variable) Series, in exchange for shares of the Stein Roe Money Market Fund, Variable Series, and the distribution of such shares to the shareholders of the Galaxy VIP Money Market Fund in complete liquidation of the Galaxy VIP Money Market Fund; (ii) the de-registration of The Galaxy VIP Fund as an investment company under the Investment Company Act of 1940, as amended, and (iii) The Galaxy VIP Fund's termination as a Massachusetts business trust under Massachusetts law. The merger took place on April 14, 2003.


(Agreement and Plan of Reorganization filed as Appendix A within the Funds' proxy statement dated December 31, 2002 herein incorporated by reference to Accession number0000950135-02-005097)